Exhibit 99.1

Montpelier Names Gerald König  as Head of Marketing for Europe and Middle East

HAMILTON, Bermuda April 3, 2008—(BUSINESS WIRE)—Montpelier Re Holdings Ltd. (MRH) today announced that Gerald König, Chief Executive Officer of Montpelier Europa AG, has been appointed Head of Marketing for Europe and the Middle East, effective May 1, 2008.

Mr. König joined Montpelier in August 2007 and is the former Head of Sales and Marketing for GE Frankona Re in Munich.  He is based in Zug, Switzerland and has existing responsibility for Continental Europe and the Middle East.  In his new role Mr. König also assumes responsibility for France and the Benelux countries from Nicholas Newman-Young, who retires as Managing Director of Montpelier Marketing Services (UK) Limited, also effective May 1, 2008.

Anthony Taylor, CEO and Chairman of Montpelier said, “Gerald is a very experienced marketing professional with an established following in Europe and the Middle East.  He is ideally placed to lead our initiative to access more regional and mid-market business going forward”.

Mr. Taylor added, “We thank Nick for his service to the Company and wish him well for a long and happy retirement.  Nick joined us at the very beginning and has been extremely successful in developing and servicing our very profitable international book, which we have underwritten in Bermuda over the last seven years.”

About Montpelier Re

Through our operations in Bermuda, the US and Europe, the Montpelier Group provides customized, innovative, and timely reinsurance and insurance solutions to the global market. For further information about Montpelier Re, please visit our website at www.montpelierre.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking” statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections.  Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007, which we have filed with the Securities and Exchange Commission.

Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Contact: Montpelier Re Holdings Ltd. William Pollett, 441-297-9576 SVP & Treasurer